Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 4, 2004, relating to the consolidated statements of income, changes in surplus and cash flows of Chicopee Savings Bank and subsidiaries for the year ended December 31, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “ Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Hartford, Connecticut
March 16, 2006